Exhibit 10.1 Veeva Systems Inc. April 22, 2024 Alan Mateo Dear Alan, This letter is to document the revised employment arrangement agreed between you and Veeva Systems Inc. (the “Company”) following your transition from Executive Vice President, Global Sales of the Company. The terms of your new role are as follows: 1.Position. Your title will be Advisor and you will report to Doug Ostler. This is a part-time position. You will begin this role effective April 30, 2024. While you render services to the Company, you will not engage in any other employment, consulting, or other business activity (whether full-time or part- time) that would create a conflict of interest with the Company. By signing this letter agreement, you confirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company. 2.Compensation. The Company will pay you a salary at the rate of $45,000 per year, payable in accordance with the Company’s standard payroll schedule. Your current equity compensation will vest at 10% of the vesting rate in effect prior to April 30, 2024. You agree that each grant agreement you entered into with the Company is hereby amended to reflect the vesting scheduled listed on Exhibit A and will be represented in the Company’s equity system with a new grant number as also listed on Exhibit A. Any stock option awards that have already fully vested are not included in Exhibit A. No new equity awards will be made. Your compensation, as described above, will be subject to adjustment pursuant to the Company’s policies, which may change from time to time. 3.Employee Benefits. In your role as Advisor, you will be eligible to participate in a limited number of Company-sponsored benefits as separately communicated to you. 4.Employment Relationship. Employment with the Company is for no specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this letter agreement. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation, and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company (other than you). 5.Taxes. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. You agree that the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against the Company or its Board of Directors related to tax liabilities arising from your compensation. 6.Interpretation, Amendment and Enforcement. This letter agreement, your existing equity grant agreements as amended by Exhibit A, and your existing Proprietary Information and Inventions Agreement constitute the complete agreement between you and the Company, contain all of the terms of your employment with the Company and supersede any prior agreements, representations or understandings (whether written, oral, or implied) between you and the Company. This letter agreement may not be amended or modified, except by an express written agreement signed by both you and a duly authorized officer of the Company. The terms of this letter agreement and the resolution of any disputes as to the meaning, effect, performance, or validity of this letter agreement or arising out of, related to, or in any way connected with, this letter agreement, your employment with the Company or any other relationship between you and the Company (the “Disputes”) will be governed by California law, excluding laws relating to conflicts or choice of law. You and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in Alameda County, California in connection with any Dispute or any claim related to any Dispute. * * * * * Very truly yours, Josh Faddis Veeva Systems Inc. By: /s/ Josh Faddis _________________ Title: Sr. Vice President, General Counsel I have read and I accept this revision to my employment arrangement and amendments to my equity grant agreements: By: /s/ Alan Mateo____________ Dated: April 22, 2024

Exhibit A

Original Grant Number	New Grant Number	Share Type	Vest Date*	Shares Vesting
015053	A015053	ISO	04/01/2025	64
			04/01/2026	64
			04/01/2027	64
			04/01/2028	64
			04/01/2029	64
			04/01/2030	42
N015053	AN015053	NQ	04/01/2022	3,270
			04/01/2023	3,270
			04/01/2024	3,270
			04/01/2025	507
			04/01/2026	327
			04/01/2027	327
			04/01/2028	327
			04/01/2029	327
			04/01/2030	327
			04/01/2031	327
017199	A017199	ISO	04/01/2026	49
			04/01/2027	49
			04/01/2028	49
			04/01/2029	49
			04/01/2030	49
			04/01/2031	49
			04/01/2032	49
N017199	AN017199	NQ	04/01/2023	5,294
			04/01/2024	5,294
			04/01/2025	922
			04/01/2026	482
			04/01/2027	530
			04/01/2028	530
			04/01/2029	530
			04/01/2030	530
			04/01/2031	530
			04/01/2032	530

26702	A26702	ISO	04/01/2026	1
			04/01/2027	56
			04/01/2028	56
			04/01/2029	56
			04/01/2030	56
			04/01/2031	56
			04/01/2032	56
			04/01/2033	56
N026703	AN026703	NQ	04/01/2024	5,831
			04/01/2025	1,016
			04/01/2026	583
			04/01/2027	528
			04/01/2028	583
			04/01/2029	583
			04/01/2030	583
			04/01/2031	583
			04/01/2032	583
			04/01/2033	583

*Shares vesting on the Vest Date are subject to the service provider's continuous service to the Company.

**If your part-time employment status does not change, equity grants will be forfeited as follows:

(i) Grant # N015053, 439 options on April 14, 2031

(ii) Grant # 017199, 138 options on April 5, 2032

(iii) Grant # N017199, 5,524 options on April 5, 2032

(iv) Grant # 26702, 163 options on April 5, 2033

(v) Grant # N026703, 11,313 options on April 5, 2033

This Exhibit A anticipates you working part-time indefinitely. However, upon your official return to full-time status or a change in your part-time status (i.e., working greater than 10%) your vesting schedule will be adjusted accordingly for the remaining unvested equity grants.